Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Intersects 68.7% eU3O8 over 2.1 meters at Newly Acquired Christie Lake Project in Eastern Athabasca Basin, Canada

●	UEC’s Newly Acquired Canadian High-Grade Pipeline: Christie Lake is one of 29 properties included in the portfolio from recently acquired UEX Corporation (UEX”)

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Amongst the Highest-Grade Drill Intersections of 2022: Latest drill results represent the highest-grade mineralized intersection ever encountered at the Christie Lake Project and amongst the sector’s best uranium results of the year, mineralization remains open in all directions.

●	Growing Resources: New SK-1300 resource report for Christie Lake Project to incorporate the new drill results.

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Strategic Location: Christie Lake Property is situated in the eastern Athabasca Basin approximately 9 km northeast and along strike of Cameco’s operating McArthur River Mine, the world’s largest and highest-grade uranium mine.

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Decades of Conventional Mining History with Superior Grade: Uranium from the Athabasca Basin places Canada among the top producers of global uranium using conventional production and the unique geology of the Athabasca Basin deposits can result in grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

Corpus Christi, TX, October 4, 2022 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce a new discovery of high-grade uranium at its 82.77% owned Christie Lake Project, located in the eastern Athabasca Basin (see Figure 1) of northern Saskatchewan, Canada (see “About the Christie Lake Project” below). Christie Lake (see Figure 2) is an exciting, growth-oriented, high-grade resource-stage project, strategically situated 9 km along strike of Cameco’s McArthur River Mine and is of one of 29 projects in UEC’s recent $171 million acquisition of UEX Corporation.

To date, seven holes have been drilled into a new discovery, named the Sakura Zone.

Discovery hole, CB-173 encountered high-grade mineralization that averaged 7.8% eU3O8 over 9.1 m between 422.2 m and 431.3 m, and included a subinterval of 26.1% eU3O8 over 2.3 m from 425.1 m to 427.4 m.

Follow-up hole CB-176A, intersected the unconformity approximately 13 m north-east of CB-173, and intersected 68.7% eU3O8 over 2.1 m from 426.9 m to 429.0 m (see Figure 3 and Table 1), the highest-grade mineralized intersection ever encountered on the Christie Lake Property.

All seven holes contain uranium mineralization at or near the unconformity.

These intersections represent some of the largest and highest-grade drill intersections of uranium reported globally in 2022.

Amir Adnani, CEO and President stated: “We’re delighted to hit the ground running with our newly acquired portfolio in Canada. In the last ten months we’ve invested close to $420 million to create a unique two-pronged approach with a 100% unhedged market strategy: 1) near term U.S. In-Situ Recovery (“ISR”) production; and 2) Canadian high-grade conventional pipeline.  Our Canadian high-grade conventional business is comprised of 29 projects, 5 of which are advanced resource-stage, with Christie Lake being one that we see strong potential for resource growth. The projects in Canada’s Athabasca Basin are among the highest grades globally for conventional mining and today’s headline 68% grade over 2 meters demonstrates this competitive advantage. While porosity, flow-rates and recoveries are essential in U.S. In-Situ Recovery production, grade is king in conventional mining. At UEC we have created a North American platform of best-in-class uranium resources in proven U.S. and Canadian mining jurisdictions.”

Mineralization at the Sakura Zone remains open for expansion in all directions and will be the focus of the next phase of drilling on the Christie Lake Project. UEC’s 2022 summer exploration program has now been completed and the Company plans to commence the 2023 winter program in early January of the new year.

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometers. The unique geology of the Athabasca Basin deposits can result in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association (“WNA”), the Athabasca Basin was responsible for producing 9.7% of the world’s uranium production in 2021.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks, known as the unconformity. Uranium can be found at the interface, known as the unconformity, or up to several hundreds of meters below the unconformity surface in the underlying fault structures in the basement.

Table 1 – Radiometric Equivalent Grades- Sakura Zone – Christie Lake Project1,2

True widths of the mineralization are estimated to be 90-95% of core length reported

Notes:

1.	True widths of the mineralization reported in Table 1 is anticipated to be 90-95% of core length but cannot be verified at this time.
2.	eU3O8 refers to radiometric equivalent grade U3O8, and it determined using calibrated down-hole radiometric probes, a process further discussed in the section “About Radiometric Grades”.

The uranium concentrations from holes presented above is the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, which is determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

The core recovery from the mineralized zone in hole CB-176A is estimated to be approximately 20%. The portions of the core recovered from the interval confirm the presence of very high-grade uranium mineralization. Thus, the Company believes that assay results collected from the mineralized interval will not be representative of the true concentration of uranium present and that the REG presented above will be a more accurate estimate of grade. The Company has restricted the reported core length and concentration of the mineralization detected by the probe to the intervals of lost core and visibly mineralized recovered drill core. The probe measured radiation occurs over a wider interval than was observed as either mineralized core or lost core. The Company believes that wider interval detected by the probe is likely due to the smearing of uranium-bearing drill cuttings along the inside of the drill core, a process that occasionally occurs during the drilling process.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes which are lowered down the hole, a method commonly used by uranium explorers and miners in the Athabasca Basin. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole.

The probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Sometimes within high-grade intervals, due to a process called ‘saturation’ occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes it can be difficult to accurate determine radiometric equivalent grades.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at the SRC’s Geoanalytical Laboratory in Saskatoon, Saskatchewan, with results expected in the coming weeks.

About the Christie Lake Project

UEC holds an 82.775% combined direct and indirect interest in the Christie Lake Project which is a joint venture with JCU (Canada) Exploration Company, Limited, a company that is 50% owned by UEC’s wholly owned subsidiary UEX Corporation. UEC’s direct ownership in Christie Lake is 65.5492% and indirect ownership through its 50% ownership in JCU is 17.2254%

The Christie Lake Project is located in the eastern Athabasca Basin (see Figures 1 and 2) approximately 9 km northeast and along strike of Cameco’s McArthur River Mine, the world’s largest and highest-grade uranium mine. The controlling structure of the McArthur River Mine deposits, the P2 fault, continues to the northeast beyond the mine and trends onto the Christie Lake Project. Our technical team believes that, through a series of en-echelon steps, the northeast strike extension of the P2 Fault not only crosses the Christie Lake Project but also controls the three known uranium deposits on Christie Lake: the Ōrora, Paul Bay and Ken Pen Deposits as well as the newly discovered Sakura Zone.

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Roger Lemaitre, P.Eng., P.Geo., UEX’s President and CEO and Chris Hamel, P.Geo, UEX’s Vice President, Exploration, and Nathan Barsi, P.Geo., UEX’s District Geologist, who are each considered to be a Qualified Person as defined by S-K 1300.

Figure 1

Figure 2

Figure 3

CB-133-1
CB-176A-1
CB-173-1
CB-176A
CB-173
CB-173-2
CB-177
CB-175A
0.13% eU_3O_8 \ 4.4 m
0.33% eU_3O_8 \ 1.3 m
68.7% eU_3O_8 \ 2.1 m
0.49% eU_3O_8 \ 1.1 m
0.13% eU_3O_8 \ 1.1 m
13.7% eU_3O_8 \ 5.1 m
0.25% eU_3O_8 \ 4.3 m
0.58% eU_3O_8 \ 1.6 m
Legend
2022 DDH Collar
Pre 2022 DDH Collar
2022 DDH UC Intersection
2022 DDH Traces
Pre 2022 DDH Traces
2022 New Uranium Showing
Uranium Deposit (> 0.05% U_3O_8)
CL_Lakes
0 4 8 12 Meters
1:350

Christie Lake
2022 New Uranium Showing

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American-focused uranium company, advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.